UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2024

YCQH AGRICULTURAL TECHNOLOGY CO. LTD

(Exact Name of Registrant as Specified in Charter)

Nevada	333-252500	61-1948707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.1002, Block 2, No.5, Annex 5, No.188,
Beizhan East Road, Shapingba District, Chongqing, China	400030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86) 15016720830

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2024, YCQH Agricultural Technology Co., Ltd. (the “Company”) entered into a Securities Transfer Agreement (the “Agreement”) with WANG Min (the “Seller”), a shareholder of the Company, and YIN Yixuan (the “Buyer”). Pursuant to the terms of the Agreement, the Seller agreed to sell, and the Buyer agreed to purchase, an aggregate of 47,000,000 shares of common stock (the “Shares”) for a total purchase price of $1,094,400.00. The Shares are to be sold and transferred in three installments. In the Agreement, the Company represents and warrants that it and its subsidiaries are duly organized, validly existing, and in good standing; no material adverse change has occurred as of the Agreement date; and no brokers’ or similar fees are payable in connection with the contemplated transactions. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Securities Transfer Agreement
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YCQH Agricultural Technology Co., Ltd.

Dated: December 3, 2024	By:	/s/ Yin Yixuan
	Name:	YIN Yixuan
	Title:	Chief Executive Officer